Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of June 27, 2005 (this “Agreement”), by and between Back to School Acquisition, L.L.C., a limited liability company formed under the laws of the State of Delaware (“Stonington”), and Lincoln Educational Services Corporation, a New Jersey corporation (the “Company”).

WHEREAS, Stonington has agreed that it is in the best interests of the Company to have the Company issue shares of its common stock (the “Common Stock”), no par value per share, to the public in an initial public offering (the “IPO”) as soon as practicable following the date of this Agreement.

WHEREAS, the Company has agreed to provide certain registration rights to Stonington with respect to any Registrable Securities (as defined below) held by Stonington upon completion of the IPO upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1.  Definitions.  (a)  Unless otherwise defined herein, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Agreement” shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

“Holder” shall mean Stonington, and any transferee of Stonington to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

“NASD” shall mean the National Association of Securities Dealers, Inc., or any successor entity thereof.

“Person” shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Registrable Securities” shall mean (a) Common Stock held by a Holder and (b) any securities issuable or issued or distributed in respect of any of the Common Stock identified in clause (a) by way of a dividend or a stock split or in connection with a combination recapitalization, reorganization, merger, consolidation or otherwise.  For purposes of this Agreement Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of such Registrable Securities proposed to be sold by a Holder in a single sale constitute less than 1% of the then outstanding Common Stock and, in the opinion of counsel to such Holder, such Registrable Securities may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act or (iii) any such Registrable Securities have been sold in a sale made pursuant to Rule 144 under the Securities Act.

“Registration Statement” shall mean a Demand Registration Statement, a Piggy-Back Registration Statement and/or a Shelf Registration Statement, as the case may be.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

(b)           The following terms have the meanings set forth in the Section set forth opposite such term:

Term	Section
Blackout Period	4
Common Stock	Recitals
Demand for Registration	2(c)
Demand Registration	2(a)
Demand Registration Statement	2(a)
Indemnified Party	8(d)
Indemnifying Party	8(d )
IPO	Recitals
Participating Demand Holders	2(a)
Participating Piggy-Back Holders	3(b)
Piggy-Back Registration	3(a)
Piggy-Back Registration Statement	3(a)
Shelf Registration	2(b)
Shelf Registration Statement	2(b)

2.  Demand Registration.

(a)           At any time after the completion of the IPO, after receipt of a written request from a Holder requesting that the Company effect a registration (a “Demand Registration”) under the Securities Act covering all or part of the Registrable Securities that specifies the intended method or methods of disposition thereof, the Company shall, as expeditiously as is possible, but in any event no later than thirty (30) days (excluding any days which occur during a permitted Blackout Period under Section 4 below) after receipt of a written request for a Demand Registration, file with the SEC a registration statement (a “Demand Registration Statement”) relating to all Registrable Securities which the Company has been so requested to register by such Holder (“Participating Demand Holders”) for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered, and shall use its reasonable best efforts to cause to be declared effective such Demand Registration Statement, provided, however, that (i) the aggregate value of the Registrable Securities requested to be registered shall be greater than $25 million, based on the closing trading price of the Common Stock on the date the demand to file such Demand Registration Statement is made, (ii) the number of the Registrable Securities requested to be registered shall be at least equal to 10% of the number of shares of the Company’s outstanding Common Stock on the date the demand to file such Demand Registration Statement is made or (iii) the Registrable Securities proposed to be included in such Demand Registration Statement constitutes all Registrable Securities which remain outstanding at such time.

(b)           Any Demand Registration Statement may be required by Participating Demand Holders constituting a majority of the Registrable Securities to be in an appropriate form under the Securities Act (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (a “Shelf Registration”).

(c)           Holders shall be entitled to an aggregate of four (4) registrations of Registrable Securities pursuant to this Section 2 (each, a “Demand Registration”); provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(c) unless (i) it has been declared effective by the SEC, (ii) it has remained effective for the period set forth in Section 5(a), (iii) Holders of Registrable Securities included in such registration have not withdrawn sufficient Common Stock from such registration such that the remaining Holders requesting registration would not have been able to request registration under the provisions of Section 2 (iv) the Company has not included any other securities in such Demand Registration Statement and (v) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC (other than any such stop order, injunction, or other requirement of the SEC prompted by act or omission of Holders of Registrable Securities).

(d)           Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file a Demand Registration Statement pursuant to this Section 2 if (i) the demand to prepare and file such Demand Registration Statement is made at any time up to 180 days following the effective date for any registration statement filed in connection with any offering of Common Stock by the Company to the general pubic, other than the IPO, in which Holders shall have been able to register all Registrable Securities that are the subject of such demand, or (ii) the Company has effected a Demand Registration with respect to a Holder’s Registrable Securities and such Demand Registration Statement is still effective.

(e)           If, in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, as reasonably determined by the Board and communicated in writing to the Holders), the total amount of Common Stock to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company’s Common Stock which can be marketed (i) at a price reasonably related to the then current market value of such Common Stock, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce the number of Registrable Securities to be sold in the offering by the Holders, and any other stockholders of the Company exercising registration rights similar to those set forth herein, to that number which in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, as reasonably determined by the Board and communicated in writing to the Holders) would permit all such shares of Common Stock (including such shares of Common Stock held by any other stockholder of the Company who proposes to exercise such registration rights) to be so marketed.  Such reduction shall be allocated among the Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder and the number of shares of Common Stock owned by any other stockholders of the Company which are sought to be included in the registration statement by such other stockholders of the Company, all measured at the time of filing the registration statement.

3.  Piggy-Back Registration.

(a)           At any time after completion of the IPO, if the Company proposes to file on its behalf and/or on behalf of any holder of its securities a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the registration of Common Stock (a “Piggy-Back Registration”), it will give written notice to all Holders at least twenty (20) days before the initial filing with the SEC of such piggy-back registration statement (a “Piggy-Back Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company.  The notice shall offer to include in such filing such aggregate number of Registrable Securities as the Holders may request.

(b)           Each Holder desiring to have Registrable Securities registered under this Section 3 (“Participating Piggy-Back Holders”) shall advise the Company in writing within ten (10) days after the date of receipt of such offer from the Company, setting forth the number of such Registrable Securities for which registration is requested.  The Company shall thereupon include in such Piggy-Back Registration Statement the number of Registrable Securities for which registration is so requested and shall use its reasonable best efforts to effect registration of such Registrable Securities under the Securities Act.

(c)           If, in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, as reasonably determined by the Board and communicated in writing to the Holders), the total amount of Common Stock to be so registered, including such Registrable Securities, will exceed the maximum amount of the Company’s Common Stock which can be marketed (i) at a price reasonably related to the then current market value of such Common Stock, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce the number of Registrable Securities to be sold in the offering by the Holders, and any other stockholders of the Company excerising registration rights similar to those set forth herein, to that number which in the written opinion of the managing underwriter (or, in the case of a non-underwritten offering, as reasonably determined by the Board and communicated in writing to the Holders) would permit all such shares of Common Stock (including such shares of Common Stock held by any other stockholder of the Company who proposes to exercise such registration rights) to be so marketed.  Such reduction shall be allocated among the Holders in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each such Holder and the number of shares of Common Stock owned by any other stockholders of the Company which are sought to be included in the registration statement by such other stockholders of the Company, all measured at the time of filing the registration statement.

4.  Blackout Periods.  The Company shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 2 or 3 hereof  (a “Blackout Period”) in the event that (i) the Company would, in accordance with the reasonable advice of its outside legal counsel, be required to disclose either in the prospectus or on a continuing basis information the disclosure of which is not in the best interests of the Company’s shareholders or (ii) in the good faith judgment of the Company’s board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction involving the Company which is material to the Company.  The Company shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

5.  Registration Procedures.  If the Company is required by the provisions of Section 2 or 3 to use its reasonable best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a)           prepare and file with the SEC the applicable Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such Securities by the Holders thereof (except with respect to a Shelf

Registration Statement which shall remain effective for a period not to exceed two years); provided, however, that before filing such Registration Statement or any amendments thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that the Company is required to make pursuant to the Exchange Act), the Company shall furnish the representatives of the Holders referred to in Section 5(m) copies of all documents proposed to be filed, which documents will be subject to the review of the attorneys retained by such representative or any such underwriter.  The Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;

(b)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or, with respect to the Shelf Registration Statement, the expiration of the two year period referred to in subsection (a) above;

(c)           furnish to such selling Holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling Holders may reasonably request;

(d)           use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

(e)           furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 or 3, if the method of distribution is by means of an underwriting, on the date that the Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request; and (2) letters dated such date and the date the offering is priced from the independent registered public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent registered public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters (including information as to the period ending not more than three (3) Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

(f)            enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g)           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or, if such period is a fiscal year, 90 days (or such shorter time as may be specified in General Instruction A(2) to Form 10-K under the Securities Act, or its successor form, as the period within which the Company is required to file its annual reports on such form)) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve-month periods;

(h)          use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Company are listed or traded;

(i)           give written notice to the Holders:

(i)            when such Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)           of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

(iii)          of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

(iv)          of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)           of the happening of any event that requires the Company  to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(j)           use its reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

(k)          furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

(l)           upon the occurrence of any event contemplated by Section 5(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 5(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use their reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 5(l);

(m)          make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration;

(n)           in connection with any underwritten offering, make the senior executives of the Company available to the selling Holders for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary “road show” material in each case in accordance with the recommendations of the underwriters and in all respects in a manner consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities; and

(o)           use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical certificates representing limited partner interests into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the Registrable Securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

6.  Expenses.  All expenses incurred in connection with each registration pursuant to Sections 2 and 3 of this Agreement, excluding underwriters’ discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees (including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company, fees and expenses of the Company and the underwriters relating to “road show” investor presentations, including the cost of any aircraft chartered for such purpose, and the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by the Company, except that the Holders shall bear and pay the underwriting commissions and discounts applicable to securities offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

7.  Rule 144 and Rule 144A Information.  (a)  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after ninety (90) days after any Registration Statement covering securities of the Company shall have become effective, the Company agrees to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)           use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii)          furnish to each Holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any Registrable Securities without registration.

(b)           At all times during which the Company is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide, upon the written request of any holder of Registrable Securities in written form (as promptly as practicable and in any event within 15 Business Days), to any prospective buyer of such Common Stock designated by such holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the SEC under the Securities Act.

8.  Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Holder, such Holder’s members, directors and officers, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder’s members, directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them  in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder, such Holder’s members, directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder’s members, directors and officers, participating person or controlling person.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder’s members, directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

(b)           Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the prior written consent of such Holder, and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the Common Stock sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)           If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by the Company from the IPO on the one hand and the net proceeds received by the Holders from the sale of Registrable Securities on the other.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)           Any Person entitled to indemnification under this Section 8 (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party.  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

(e)           The agreements contained in this Section 8 shall survive the transfer of the Registrable Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such general partner or participating or controlling Person.

9.  Certain Additional Limitations on Registration Rights.  Notwithstanding the other provisions of this Agreement, the Company shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to the Company necessary information requested in writing by the Company in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering.  In addition, each Holder agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 90-day period beginning on the effective date of any Demand Registration Statement (initiated by such Holder) or Piggy-Back Registration Statement or other underwritten offering (initiated by the Company) (except as part of such registration), and the Company agrees to use its reasonable best efforts to cause its directors and executive officers to enter into a lock-up agreement of the same term, in each case if and to the extent requested by the managing underwriter for such offering and if the Company enters into a similar agreement.

10.  No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

11.  Selection of Managing Underwriters.  In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be approved by the Holders of a majority of the shares of Common Stock being so registered, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations required by law or reasonably required by the underwriter.  Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters.  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the other Holders participating in such registration.  The securities so withdrawn shall also be withdrawn from registration.

12.  Miscellaneous.

(a)           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(b)           Amendments and Waivers; Assignment.  (i)  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Holders of a majority of the aggregate number of shares of Common Stock held by the Holders (a “majority in interest”), in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.

(ii)           No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)           Notice Generally.  All notices, request, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 12(c):

(i)            If to any Holder, at its last known address appearing on the books of the Company maintained for such purpose.

(ii)           If to the Company, at

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052
Attention:  General Counsel
Facsimile:  (973) 766-9130

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
Attention:  Rohan S. Weerasinghe, Esq.
Facsimile:  (646) 848-7088

or at such other address as may be substituted by notice given as herein provided.

(d)           Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.  The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities, which transferee shall be and become a Holder for all purposes hereof.  All of the obligations of the Company hereunder shall survive any such transfer.  Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

(e)           Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

(f)            Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(i)            Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of New York, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

(ii)           Subject to applicable law, process in any such claim, action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 12(c) shall be deemed effective service of process on such party.  Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity.  WITH RESPECT TO ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

(g)           Severability.  If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party.  Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(h)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(i)            Cumulative Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

(j)            Construction.  Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any claim, action, allegation of liability, arbitration, litigation or, without limitation, any other dispute, relating to, in connection with or involving this Agreement.  Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BACK TO SCHOOL ACQUISITION, L.L.C.
By:
its Managing Member

By:

	By:	/s/ James J. Burke, Jr.
		Name:	James J. Burke, Jr.
		Title:	Managing Member

LINCOLN EDUCATIONAL SERVICES CORPORATION

	By:	/s/ David F. Carney
		Name:	David F. Carney
		Title:	Chief Executive Officer and Chairman of the Board of Directors